Electronic Articles of Incorporation
                     For
           A SUPER DEAL.COM, INC.
               P04000040174
Filed on
March 03 2004
Sec. Of State

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

        Article I
The name of the corporation is:
A SUPER DEAL.COM, INC.

        Article II
The principal place of business address:
8125 MONETARY DR.
H4
RIVIERA BEACH, FL. 33404
The mailing address of the corporation is:
P0 BOX 32044
PALM BEACH GARDENS, FL. 33420

        Article III
The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.
        Article IV
The number of shares the corporation is authorized to issue is:
100,000,000

        Article V
The name and Florida street address of the registered agent is:
DAVID J PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL. 33418

I certify that I am familiar with and accept the responsibilities registered agent.

P04000040174
filed March 3 2004
Sec. Of State
Registered Agent Signature: DAVID J. PANAIA

        Article VI
The name and address of the incorporator is:
DAVID J. PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL 33418
Incorporator Signature: DAVID J. PANAIA

        Article VII
The initial officer(s) and/or director(s) of the corporation is/are:
Title: PSD
DAVID J PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL. 33418

        Article VIII
The effective date for this corporation shall be:
03/01/2004